Exhibit 10.1

Execution Copy

AMENDMENT NO. 2 TO CREDIT, SECURITY AND GUARANTY AGREEMENT
This Amendment No. 2 to Credit, Security and Guaranty Agreement (this “Amendment”) is made and entered into as of January 21, 2026, by and among SN Holdings, LLC, a Connecticut limited liability company (the “Borrower”), Sachem Capital Corp., a New York corporation (the “Guarantor”, and together with the Borrower, the “Obligors”), the Lenders party thereto from time to time, and Needham Bank, a Massachusetts co-operative bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Obligors, the Lenders and the Administrative Agent are party to that certain Credit, Security and Guaranty Agreement, dated as of March 20, 2025 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Credit Agreement” and, as further amended by this Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have extended credit to the Obligors on the terms set forth therein; and
WHEREAS, the Obligors have requested that the Administrative Agent and the Lenders agree to extend the stated Expiration Date to March 2, 2028, and the Administrative Agent and the Lenders are willing to do so, all subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions; Loan Document. Capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Amended Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the Effective Date (defined below), each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
2.Extension of Expiration Date. Upon the occurrence of the Effective Date, the definition of Expiration Date in Section 1.1 of the Credit Agreement is hereby amended and replaced in its entirety with the following:
“Expiration Date” means, initially, March 2, 2028, provided that the initial Expiration Date may be extended at the Borrower’s request to March 2, 2029 if (a) the Administrative Agent and the Lenders consent to such extension, such consent not to be unreasonably withheld, and (b) as of March 2, 2028, no Event of Default shall exist, and no event or condition that could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing.
3.Extension Fee. In consideration of the extension of the Expiration Date in Section 2 above, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an extension fee in the amount of $150,000.00, which shall be deemed fully earned and nonrefundable on the Effective Date.
4.Conditions to Effectiveness. This Amendment shall become effective (the date of such effectiveness being the “Effective Date”) upon receipt by the Administrative Agent of (i) this Amendment, duly executed and delivered by each of the Obligors, and the other agreements, certificates and other documents set forth on the closing checklist attached hereto as Exhibit A, and (b) the extension fee described in Section 3 hereof and all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with this Amendment.

5.Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Obligors represents and warrants to the Administrative Agent and the Lenders that as of the date hereof each of the following statements are true and correct:
(a)Each Obligor has full power, authority and legal right to enter into this Amendment and each Obligor has full power, authority and legal right to perform its obligations under this Amendment and each of the Loan Documents to which it is a party as amended hereby.
(b)The transactions contemplated by this Amendment and the Amended Credit Agreement are within each Obligor’s corporate, limited liability company or other powers and have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Obligors, and this Amendment, the Amended Credit Agreement and each other Loan Document to which each Obligor is a party each constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution or delivery by the Obligors of this Amendment, or performance by any Obligor of its obligations under this Amendment and each other Loan Document to which it is a party as amended hereby. The execution and delivery by each Obligor of this Amendment, and performance by each Obligor of its obligations under this Amendment and each other Loan Documents to which it is a party as amended hereby, will not (i) violate or conflict with any Law, (ii) violate or conflict with any by-laws, limited liability company operating agreement, as applicable, of any Obligor, (iii) violate or conflict with any Governmental Authority, (iv) violate or result in a default under any material agreement binding upon any Obligor that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor.
(d)Both immediately prior to and after giving effect to this Amendment: (i) all representations and warranties contained in this Amendment and the Amended Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty relates to an earlier date (in which event such representation or warranty was true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date) and (ii) no Continuing Event of Default or Event of Default has occurred and is continuing, or is reasonably expected to result from the execution, delivery and performance of this Amendment or the transactions contemplated hereby.
6.No Implied Amendment or Waiver, Etc. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any secured party under the Amended Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Amended Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of any secured party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Amended Credit Agreement or the other Loan Documents. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement, or any other Loan Document or any Obligation thereunder.
7.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
8.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply. The jurisdiction and waiver of jury trial provisions set forth in Section 14.19 of the Amended Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.
9.Binding Nature. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.
10.Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
11.Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
12.Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
SN HOLDINGS, LLC,
as the Borrower
By:      /s/ John L. Villano
Name:    John L. Villano
Title:    Chief Executive Officer
SACHEM CAPITAL CORP.,
as the Guarantor
By:      /s/ John L. Villano
Name:    John L. Villano
Title:    Chief Executive Officer
NEEDHAM BANK,
as the Administrative Agent and a Lender
By:      /s/ Blake Bamford
Name:    Blake Bamford
Title:    Senior Vice President

[Signature Page to Amendment No. 2]